PROSPECTUS SUPPLEMENT NO. 4	Filed pursuant to Rule 424(b)(3)
(To prospectus dated September 30, 2008)	Registration No. 333-151926

26,543,959 Shares

Colombia Goldfields Ltd.

Common Stock

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This document supplements our prospectus dated September 30, 2008 (such prospectus, as supplemented by prospectus supplement no. 1, prospectus supplement no. 2 and prospectus supplement no. 3 thereto, the "prospectus") relating to the resale of up to 26,543,959 common shares by the selling securityholders named in the prospectus.

You should read this prospectus supplement, including the annexes hereto, in conjunction with the prospectus. This prospectus supplement, including the annexes hereto, supplements information in the prospectus and, accordingly, to the extent inconsistent, the information in this prospectus supplement, including the annexes hereto, supersedes the information contained in the prospectus.

Our shares of common stock trade on the Toronto Stock Exchange (the "TSX") under the symbol "GOL" and are quoted on the OTC Bulletin Board (the "OTCBB") administered by the Financial Industry Regulatory Authority, Inc. ("FINRA") under the symbol "CGDF". On February 6, 2009, the last sale price of our common stock as reported by the TSX and the OTCBB was Cdn$0.025 per share and US$0.0151 per share, respectively. Our head office is located at #208-8 King Street East, Toronto, Ontario, Canada M5C 1B5.

Investing in our securities involves risks. See "Risks and Uncertainties" beginning on page 45 of prospectus supplement no. 1 to the prospectus and "Risk Factors" beginning on page 16 of the prospectus.

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Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is February 9, 2009.

You should read this prospectus supplement, including the annexes hereto, in conjunction with the prospectus. This prospectus supplement, including the annexes hereto, supplements information in the prospectus and, accordingly, to the extent inconsistent, the information in this prospectus supplement, including the annexes hereto, supersedes the information contained in the prospectus.

RECENT DEVELOPMENTS

On February 2, 2009, the Company filed the Current Report on Form 8-K attached hereto as Annex I with the Securities and Exchange Commission. On February 5, 2009, the Company filed the Current Report on Form 8-K attached hereto as Annex II with the Securities and Exchange Commission.

ANNEX I

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2009

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 361-9640
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 29, 2009 the Company was advised by the Toronto Stock Exchange ("TSX") that the TSX is reviewing the common shares (TSX Symbol: GOL) of the Company with respect to meeting the TSX’s continued listing requirements. The Company has been granted 60 days in which to regain compliance with these requirements, pursuant to the TSX’s Remedial Review Process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2009	Colombia Goldfields Ltd.

	By:	/s/ T.W. Lough
	Name:	T.W. Lough
	Title:	President

ANNEX II

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2009

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 361-9640
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 30, 2009 the Company accepted the resignation of James Verraster from the Company’s Board of Directors. There were no known disagreements with Mr. Verraster on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009	Colombia Goldfields Ltd.

	By:	/s/ T.W. Lough
	Name:	T.W. Lough
	Title:	President